Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145047) and Form S-8 (Nos. 333-148364; 333-112704; 333-73842; 333-41880; 333-95647; 333-90971 and 333-88131) of NetScout Systems, Inc. of our report dated June 1, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 1, 2009